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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
Capital Markets Assurance Corporation:


We consent to the use of our report included in the NationsCredit
Securitization Corporation Form S-3 and to the reference to our firm under the heading "Experts" in the prospectus filed in connection with the registration of NationsCredit Grantor Trust 1997-1.



                                                     /s/ KPMG Peat Marwick LLP


New York, New York
May 9, 1997